Exhibit 99.1

Level Brands, Inc. Reports Second Quarter EPS of $0.17

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Total Net Sales Up 119.6% for 2Q18 and 135.1% for 1H18
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Gross Profit as a Percentage of Net Sales Increased to 83.1% for 2Q18 and 80.1% for 1H18
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Positive Net Income of $1.4 Million in 2Q18, Up from Loss in Year Ago Period

CHARLOTTE, N.C.—May 16, 2018—(BUSINESS WIRE)--Level Brands, Inc. (NYSE American: LEVB), an innovative marketing and licensing company that provides bold, unconventional and socially responsible branding for leading businesses, today announced financial and operating results for its second quarter and six months ended March 31, 2018.

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Total net sales increased 119.6% and 135.1% to $3.1 million and $3.8 million, respectively, for the three and six-month periods ended March 31, 2018.
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Gross profit as a percentage of net sales improved 11.4% to 83.1% for the three months ended March 31, 2018. For the six-month period, gross profit as a percentage of net sales improved 15.0% to 80.1%.
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Net income attributable to common shareholders improved 352.9% to $1.4 million in the three months ended March 31, 2018. For the six-month period, net income improved 122.8% to $271,469, up from a loss of $1.2 million in the prior-year period.

“We are pleased to report strong operating results for the second quarter and first half of fiscal year 2018,” stated Martin Sumichrast, Chairman and CEO of Level Brands. “Our expansion efforts in 2017 positioned Level Brands to capitalize on opportunities in millennial men’s lifestyle markets and the health and wellness arena for women and their families at every age. Complimenting these efforts, we’ve built solid capabilities related to brand management services, proven through early successes with several key customers.”

Mr. Sumichrast continued, “We believe that in working closely with our Chairman Emeritus and Chief Brand Strategist, Kathy Ireland, the Chair, CEO and Chief Designer of kathy ireland® Worldwide, and leveraging the expertise and talent of the kathy ireland ® Worldwide executive team, we have a competitive advantage in securing strategic licenses and joint venture partnerships for our brands, which positively impacts our ability to continue to grow the portfolio of brands we manage and represent,”

“We believe leveraging the kathy ireland® Worldwide “blueprint” for IP development allows us economies of scale, which underpins our ability to bring virtually unlimited products and services of quality through the appropriate distribution channels to meet the demands of our targeted customers. With current executed contracts encompassing products in fashion, accessories, beverages, personal care, health care, and spirits, which are already in development or available at brick and mortar stores and online retailers, we believe we have the right foundation to build upon to generate sustainable shareholder value improvement in the quarters ahead,” concluded Mr. Sumichrast.

SECOND QUARTER 2018 AND RECENT OPERATIONAL HIGHLIGHTS

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Signed a 10-year, multimillion-dollar cannabidiol (CBD) products license deal with Isodiol International Inc. (CSE: ISOL) (OTCQB:ISOLF)(FSE: LB6A.F)
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Launched first three new CBD product categories as part of Isodiol license agreement
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Launched 100% natural women’s personal care products into health food stores with Damiva and kathy ireland® Worldwide
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Partnered with BMG, a multinational record label and the world’s fourth-largest music-publishing company, to launch new record label with three project deal
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Signed a five-year licensing deal with Dynasty Group USA, one of the largest American-owned manufacturers of high-quality, cruelty-free cosmetic brushes
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Opened corporate office and design studio in Los Angeles

SECOND QUARTER AND SIX MONTHS 2018 FINANCIAL RESULTS

Total net sales for the three and six months ended March 31, 2018 were $3,081,000 and $3,769,000, respectively increases of 119% and 135% over prior periods. Net sales for the licensing division for the three and six months ended March 31, 2018 increased 221.6% and 225.9%, respectively, as compared to the three and six months ended March 31, 2017. Net sales for the entertainment division for the three and six months ended March 31, 2018 increased 59.6% and 427.8%, respectively, as compared to the three and six months ended March 31, 2017. Net sales for the professional products division for the three and six months ended March 31, 2018 decreased 92.1% and 89.8%, respectively, as compared to the three and six months ended March 31, 2017, primarily driven by a change in strategy which is still in transition.

Cost of sales as a percentage of net sales was 16.9% and 19.9% in the three and six months ended March 31, 2018, respectively, as compared to 28.3% and 34.9% in the three and six months ended March 31, 2017, respectively. Cost of sales in our licensing division was 6.9% and 9.3% of its net sales for the three and six months ended March 31, 2018, respectively, as compared to 11.6% for both the three and six months ended March 31, 2017, respectively. In our entertainment division, cost of sales was 77.2% and 39.2% of its net sales for the three and six months ended March 31, 2018, respectively, as compared to 59.7% for both the three and six months ended March 31, 2017, respectively. In our professional products division, cost of sales was 408.8% and 238.2% of its net sales for the three and six months ended March 31, 2018, respectively, as compared to 79.4% and 80.1% in the three and six months ended March 31, 2017, respectively.

Our operating expenses were approximately $2,625,000 and $1,683,000 for the six months ended March 31, 2018 and 2017, an increase of $942,000 or 55.9%. For the three months ended March 31, 2018 and 2017 the operating expenses were $937,000 and $1,082,000 a decrease of $145,000 or 13.4%. The overall increases were primarily driven by increased staffing and marketing expenses related to the growth of the company from one segment to three and becoming a public entity. Operating expenses in the licensing division were approximately $363,000 and $694,000 for the three and six months ended March 31, 2018, respectively as compared to $151,000 for both the three and six months ended March 31, 2017, an increase of 139.6% and 358.1%, respectively. Operating expenses in the entertainment division were approximately $218,000 and $508,000 for the three and six months ended March 31, 2018, respectively as compared to $135,000 for both the three and six months ended March 31, 2017, an increase of 61.3% and 275.2%, respectively. Operating expenses in the professional products division were approximately $168,000 and $473,000 for the three and six months ended March 31, 2018, respectively, as compared to $457,000 and $953,000 for the three and six months ended March 31, 2017, a decrease of 64.4% and 52%, respectively.

Net income attributable to common shareholders improved 352.9% to $1,404,397 in the three months ended March 31, 2018. For the six-month period, net income improved 122.8% to $271,469, up from a loss of $1,189,716 million in the prior-year period. Earnings per share for the three and six months ended was $0.17 and $0.04 as compared to a loss per share of $0.13 and $0.31.

We had cash on hand of $6,711,399 and working capital of $11,960,365 at March 31, 2018 as compared to cash on hand of $284,246 and working capital of $2,170,154 at September 30, 2017. Our current assets increased 229% at March 31, 2018 from September 30, 2017, and our current liabilities decreased 114.4% at March 31, 2018 from September 30, 2017.

CONFERENCE CALL DETAILS
Wednesday, May 16, 2018, 9:00 a.m. Eastern Time
Domestic: 1-877-451-6152
International: 1-201-389-0879
Conference ID: Level Brands
Replay – Available through May 30, 2018
Domestic: 1-844-512-2921
International: 1-412-317-6671
Conference ID: 3680081

About Level Brands, Inc. (www.LevelBrands.com)

Level Brands creates bold, unconventional and socially responsible branding for leading businesses. With a focus on corporate brand management and consumer products marketing art, beauty, fashion, health & wellness including the beverage space, entertainment, and real estate. Licensed brand marketing is at the core of the Level Brand businesses: Ireland Men One or I'M1, for millennial men and the women who love them; Encore Endeavor One or EE1, corporate brand management and producer of experiential entertainment events and products across multiple platforms; kathy ireland® Health & Wellness; Beauty & Pin-Ups, Level Brands' hair care and disruptive women's products brand.

Forward-Looking Statements

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of words such as ''should,'' ''may,'' ''intends,'' ''anticipates,'' ''believes,'' ''estimates,'' ''projects,'' ''forecasts,'' ''expects,'' ''plans,'' and ''proposes.'' These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to our material dependence on our relationship with kathy ireland® Worldwide, our limited operating history, our ability to expand our business and significantly increase our revenues and our ability to report profitable operations in future periods, among others. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" in Level Brands, Inc.'s Annual Report on Form 10-K for the fiscal year ended September 30, 2017 as filed with the Securities and Exchange Commission (the "SEC") on December 26, 2017 and our other filings with the SEC. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Inuvo and are difficult to predict.  Level Brands, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law.

Contact:

Investors:

RedChip Companies
Paul Kuntz, 407-644-4256, ext. 105
paul@redchip.com